Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-170624 of Northwest Bancshares, Inc. on Form S-8 of our report dated June 21, 2017, appearing in this Annual Report on Form 11-K of the Northwest Bank 401(k) Plan for the year ended December 31, 2016.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

June 21, 2017